                                                                   EXHIBIT 4.7


                       FIRST AMENDMENT TO LOAN AGREEMENT



        THIS FIRST AMENDMENT TO THE LOAN AGREEMENT ("First Amendment") dated as of February 15, 1995 (the "First Amendment Effective Date") is made and entered into by and among M-I DRILLING FLUIDS, L.L.C. (the "Borrower"), a Delaware limited liability company (formerly known as M-I Drilling Fluids Company, L.L.C.), the banking institutions (each, together with its successors and assigns, a "Bank" and collectively, the "Banks") from time to time a party to the Loan Agreement (as hereinafter defined), as amended by this First Amendment, and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

RECITALS:

         WHEREAS, the Borrower, the Banks, and the Agent are parties to a Loan Agreement dated as of June 30, 1994 (the "Loan Agreement"); and

         WHEREAS, the Borrower, the Banks, and the Agent have agreed, on the terms and conditions herein set forth, that the Loan Agreement be amended in certain respects;

         NOW, THEREFORE, IT IS AGREED:

         Section 1. Definitions. Terms used herein which are defined in the Loan Agreement shall have the same meanings when used herein unless otherwise provided herein.

         Section 2. Amendments to the Loan Agreement. On and after the First Amendment Effective Date, the Loan Agreement shall be amended as follows:

         (a) The definition of "Maturity Date" set forth in Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

                          Maturity Date shall mean the maturity of the Notes,
                 February 14, 1996, as the same may hereafter be accelerated pursuant to the provisions of any of the Loan Documents.

         (b) Section 2.3(a) of the Loan Agreement is hereby amended to read in its entirety as follows:

                          (a) The Borrower shall pay to the Agent for the account of each Bank commitment fees for the period from the later of (i) the Effective Date or (ii) July 21, 1994 to and including the Termination Date at a rate per annum equal to 1/4 of 1%. Such commitment fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 360 days) on each day and shall be based on the excess of
                 (x) the aggregate amount of each Bank's Loan Commitment for such day over (y) the aggregate unpaid principal balance of such Bank's Note on such day. Accrued commitment fees through each Quarterly Date prior to the Termination Date shall be payable on the third (3rd) Business Day after such Quarterly Date. Any accrued and unpaid commitment fees shall be due and payable on the Termination Date.

         (c) Section 7.2 of the Loan Agreement is hereby amended to read in its entirety as follows:

                 7.2 Financial Statements and Information. Furnish to the Agent three copies of each of the following: (a) as soon as available and in any event within 60 days after the end of each fiscal quarter of each fiscal year of the applicable Person, Quarterly Financial Statements of the Borrower and its Subsidiaries; (b) as soon as available and in any event within 120 days after the end of each fiscal year of the applicable Person, beginning with the fiscal year 1994, an unaudited consolidating Annual Financial Statement of the Smith International, Inc. and its Subsidiaries (including the Borrower) and the related statements of income and retained earnings and cash flow for the period then ended, prepared in conformity with GAAP consistently applied; (c) concurrently with the financial statements provided for in Subsections 7.2(a) and (b) hereof, such schedules, computations and other information, in reasonable detail, as may be required by the Agent to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified and signed by the president, chief financial officer, treasurer or assistant treasurer of the Borrower (or other authorized officer approved by the Agent) as correct and complete and, commencing with the quarterly financial statement prepared as of March 31, 1994, a compliance certificate ("Compliance Certificate") in the form of Exhibit D hereto, duly executed by such authorized officer, and (d) such other information relating to the condition (financial or otherwise), operations, prospects or business of any of the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Agent.

         (d) The definition of "Eurodollar Rate" set forth in Schedule 1 to the Loan Agreement is hereby amended to read in its entirety as follows:

                 Eurodollar Rate means for any day a rate per annum equal to the lesser of (a) the sum of (1) the Eurodollar Interbank Rate in effect on the first day of the Interest Period for the applicable Eurodollar Rate Borrowing plus (2) 0.625% and (b) the Ceiling Rate.

         Each Eurodollar Rate is subject to adjustments for reserves, insurance assessments and other matters as provided for in Section 2.3 hereof.

         (e) The definition of "Interest Period" set forth in Schedule 1 to the Loan Agreement is hereby amended to read in its entirety as follows:

                 Interest Period means, for each Eurodollar Rate Borrowing, a period commencing on the date such Eurodollar Rate Borrowing began and ending on the numerically corresponding day which is, subject to availability, 1, 2, 3 or 6 months (or any other designated period up to a maximum of 6 months) thereafter, as Borrower shall elect in accordance herewith; provided, (v) any Interest Period with respect to a Eurodollar Rate Borrowing which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day, unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; (w) any Interest Period with respect to a Eurodollar Rate Borrowing which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) and which is designated to end 1, 2, 3, 4, 5 or 6 months after the beginning date shall end on the last Eurodollar Business Day of the appropriate calendar month; (x) no Interest Period shall ever extend beyond the Maturity Date; and (y) Interest Periods shall be selected by Borrower in such a manner that the Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such Maturity Date.

         (f) Exhibit D to the Loan Agreement is hereby amended to be identical to Exhibit A attached hereto.

         Section 3. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Loan Agreement or any of the other Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Loan Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Loan Agreement, the Notes, and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this First Amendment and any of the foregoing documents, the terms of this First Amendment shall be controlling.

         Section 4. Payment of Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Agent and the Bank(s) harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery and enforcement of, or the preservation of any rights under this First Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other similar charges which may be payable in respect of, or in respect of any modification of, the Loan Agreement and the other Loan Documents. The provisions of this Section shall survive the termination of the Loan Agreement and the repayment of the Loans.

         Section 5. Governing Law. This First Amendment and the rights and obligations of the parties hereunder and under the Loan Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

         Section 6. Descriptive Headings, etc. The descriptive headings of the several Sections of this First Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         Section 7. Entire Agreement. This First Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this First Amendment.

         Section 8. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Borrower and the Agent.

         Section 9. Amended Definitions. As used in the Loan Agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the First Amendment Effective Date the term (i) "Agreement" shall mean the Loan Agreement as amended by this First Amendment, and (ii) references to any and all other Loan Documents shall mean such documents as amended as contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized offices as of the date first above written.

             NOTICE PURSUANT TO TEX. BUS. & COMM. CODE Section 26.02


         THIS FIRST AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                       M-I DRILLING FLUIDS, L.L.C.


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       TEXAS COMMERCE BANK NATIONAL
                                         ASSOCIATION, as the Agent and as a Bank


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                       THE BANK OF CALIFORNIA, N.A.


                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________

                                       DEN NORSKE BANK AS


                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________



                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________

                                       FIRST INTERSTATE BANK OF TEXAS, N.A.


                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________

                                       CORESTATES BANK, N.A.


                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________

                                       ARAB BANKING CORPORATION (B.S.C.)


                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________

         The undersigned acknowledge and consent to the execution of the foregoing First Amendment.

                                       SMITH INTERNATIONAL, INC.


                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________



                                       HALLIBURTON COMPANY


                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________